                                                                    Exhibit 3.12

                            RADIAL TIRE STORES, INC.

                                     BY-LAWS

                                    ARTICLE I

                                     Offices

      Section 1. Principal Place of Business. The principal place of business of the corporation shall be located at Commerce Road, Wilson, North Carolina.

      Section 2. Registered office. The registered office of the corporation, which by law is required to be maintained within the State of North Carolina, shall be located at Commerce Road, Wilson, North Carolina.

                                   ARTICLE II

                                      Stock

      Section 1. Issuance. The Board of Directors may issue, from time to time, the stock of this corporation for such consideration as the Board of Directors may deem advisable. All shares of stock so issued shall be fully paid and not subject to further call or assessment, and in the absence of actual fraud in the transaction, the valuation of the consideration as fixed by the Board of Directors shall be conclusive.

      Section 2. Certificate. Certificates of stock shall be issued, when authorized by the Board of Directors, in numerical order from the stock certificate book. Each certificate shall have designated upon its fact the type of share. Each certificate shall be signed by the President and by the Secretary, and the Company's seal shall be affixed thereto by the Secretary. A record of each certificate shall be kept on the stub thereof.

      Section 3. Transfer. Transfers of stock shall be made only upon the books of the company, and before a new certificate is issued, the old certificate must be surrendered for cancellation and marked cancelled, with the date of cancellation, by the Secretary. The stock books of the company shall be closed for transfer thirty days before general elections and ten days before dividend days.

                                   ARTICLE III

                                  Stockholders

      Section 1. Annual Meetings. The annual meeting of the stockholders of this corporation shall be held in the principal place of business of the corporation at 10 o'clock a.m. on the 2nd day of August of each year, if not a legal holiday, but if a legal holiday, then on the day following.

      Section 2. Special Meetings. Special meetings of the stockholders may be held at the principal place of business of the corporation at any time, upon the call of the Board of Directors, or of the stockholders, holding together at least one-tenth of the stock of said corporation.

      Section 3. Notice of Meeting. Notice of meetings, written or printed, for every regular or special meeting of the stockholders shall be prepared and mailed to the last known post office address of each stockholder not less than ten days before any such meeting, and, if for a special meeting, such notice shall state the object or objects thereof. Provided, no notice shall be required if all of the stockholders waive notice of such meeting.

      Section 4. Quorum. A quorum of any meeting of the stockholders shall consist of a majority of the voting stock of the corporation, represented in person or by proxy. A majority of those voting shall decide any questions that may come before said meeting.

      Section 5. Presiding Officer. The President of the corporation shall preside at stockholders meetings and the Secretary of the corporation shall act as secretary thereof. In the absence of the President of the corporation, the Vice-President shall preside.

      Section 6. Order of Business. The order of business at the annual meeting, and as far as possible at all other meetings of the stockholders, shall be:

      (a)   Calling of roll,
      (b)   Proof of notice or waiver,
      (c)   Reading and disposal of any unapproved minutes,
      (d)   Annual reports of officers,
      (e)   Election of directors,
      (f)   Unfinished business,
      (g)   New business, and
      (h)   Adjournment.

                                   ARTICLE IV

                                    Directors

      Section 1. Board of Directors. There shall be a Board of Directors consisting of no less than one and no more than six persons who shall be elected annually by ballot by the stockholders for the term of one year, and they shall serve until the election and acceptance of their duly qualified successors. The directors do not have to be stockholders. Any directorship not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Board of Directors. If the number of shareholders is less than three, then the number of directors shall be determined as provided by G.S. 55-25.

      Section 2. Regular Meetings. The regular meetings of the Board of Directors shall be held at the principal place of business of the corporation at 10 o'clock a.m. on the 2nd day of August of each year, if not a legal holiday, but if a legal holiday, then on the day following.

      Section 3. Special Meetings. Special meetings of the corporation shall be held in the principal place of business of the corporation at any time upon call by the president.

      Section 4. Notice. Notice of both regular and special meetings shall be mailed by the Secretary to each member of the Board not less than ten days before any such meetings, and notice of a special meeting shall state the purpose thereof. Provided that no notice of such meeting shall be required if all of the directors waive notice of such meeting.

      Section 5. Quorum. A quorum at any meeting shall consist of a majority of the entire membership of the Board. A majority of those voting shall decide any question that may come before the meeting.

      Section 6. Officers. Officers of the company shall be elected by ballot by the Board of Directors at their first meeting after the election of directors each year. If any office becomes vacant during the year, the Board of Directors shall fill the same for the unexpired term. The Board of Directors shall fix the compensation of the officers and agents of the company.

      Section 7. Order of Business. The order of business at any regular or special meeting of the Board of Directors shall be:

      (a)   Reading and disposal of any unapproved minutes,
      (b)   Reports of officers,
      (c)   Unfinished business,
      (d)   New business, and
      (e)   Adjournment.

      Section 8. The corporation shall indemnify and hold harmless any of its officers, directors, employees or agents and anyone serving in any capacity at the request of the corporation in any other corporation, partnership, joint venture, trust or other enterprise or at the request of the corporation as a trustee or administrator under an employee benefit plan, when and if they shall be entitled to same under the terns and conditions of G.S. 55-20, as it may be modified and amended from time to time hereafter.

      Section 9. The corporation shall indemnify and hold harmless any one or more of its officers, directors, employees or agents against liability and litigation expense, including reasonable attorney's fees, arising out of their status as such or their activities in any of said capacities as and to the extent permitted under G.S. 55-19(a) as the same may be modified and amended from time to time. The corporation shall further indemnify and hold harmless any person who, at the request of the corporation, is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, to the extent and as permitted by G.S. 55-19(a).

                                    ARTICLE V

                                    Officers

      Section 1. Officers. The officers of the company shall be a president, a vice-president, a secretary, a treasurer and such assistant secretaries as may be necessary to conduct the business of the corporation, who shall be elected for one year and shall hold office until their successors are elected and qualified.

      Section 2. President. The president shall preside at all meetings; shall have general supervision of the affairs of the corporation; shall sign all certificates of stock, contracts, and other business documents and instruments of the corporation; may sign checks; shall make reports to the directors and stockholders, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

      Section 3. Vice-President. In the absence of the president, the vice-president shall exercise all his functions.

      Section 4. Secretary. The Secretary shall have the custody of all books of the company and at all reasonable times exhibit the same to any director or stockholder of the corporation upon application at the office of the corporation during business hours. He shall make such reports and perform such other duties as are properly required of him by the Board of Directors. The Secretary shall issue notices for all meetings, shall keep minutes of all meetings, shall have charge of the seal and minute book and shall countersign all stock certificates. Assistant secretaries will perform such duties as may be requited of them by the Board of Directors.

      Section 5. Treasurer. The treasurer shall have custody of all funds and securities of the company, shall deposit the same in the name of the corporation in such bank or banks as the directors may appoint and shall have custody of all books of account. He shall make such reports and perform such other duties as are properly required of him by the Board of Directors, including the signing and countersigning of checks.

      Section 6. Number of Offices. No more than one office may be held by one person, subject to G.S. 55-34.

                                   ARTICLE VI

                               General Provisions

      Section 1. Dividends. Dividends shall be declared only from the net profit at such times as the Board of Directors shall deem it prudent to direct, and no dividend shall be declared out of the capital of the company or that will diminish the capital of the company.

      Section 2. Seal. The corporate seal of the company shall consist of two concentric circles, between which is the name of the company, and in the center shall be inscribed the words "corporate seal" and the year incorporated.

      Section 3. Amendments. These by-laws or any part hereof may be repealed, altered, or amended and new by-laws adopted by any meeting of the Board of Directors upon the affirmative vote of a majority of the entire membership of the Board of Directors as then constituted.

      Section 4. Checks, Drafts, Etc. All notes, drafts, acceptances, checks and endorsements or other evidences of indebtedness may be signed by the president or vice-president or by the secretary or treasurer, or all of said officers, or in such other manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made by the president, or the vice-president, or the secretary, or the treasurer, or all of said officers, or by any other officer or agent who may be designated by resolution of the Board of Directors in such a manner as such resolution may provide.

      Section 5. Fiscal Year. The fiscal year of the corporation shall be established by resolution of the Board of Directors.